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Exhibit (a)(1)(C)

         Notice of Guaranteed Delivery
To Tender Shares of Common Stock
of

Osiris Therapeutics, Inc.

a Maryland corporation

at

$19.00 Net Per Share
Pursuant to the Offer to Purchase
Dated March 20, 2019

by

Papyrus Acquisition Corp.

a direct wholly-owned subsidiary of

Smith & Nephew Consolidated, Inc.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON APRIL 17, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Osiris Therapeutics, Inc., a Maryland corporation ("Osiris"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach Equiniti Trust Company (the "Depositary") prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by overnight courier, mailed or faxed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Equiniti Trust Company

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Equiniti Trust Company	Equiniti Trust Company	Equiniti Trust Company
Shareowner Services	Shareowner Services	Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64858	(800) 468-9716 (phone)	1110 Centre Pointe Curve, Suite 101
St. Paul, Minnesota 55164-0858	(866) 734-9952 (fax)	Mendota Heights, Minnesota 55120

The above number is for facsimiles only. Do NOT call this number for questions on the Offer. All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

        The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker or DTC participant must be delivered or faxed to the Depositary before it is covered.

Ladies and Gentlemen:

        The undersigned hereby tenders to Papyrus Acquisition Corp., a Maryland corporation and a direct wholly-owned subsidiary of Smith & Nephew Consolidated, Inc., a Delaware corporation, in connection with its offer to purchase the Shares for $19.00 in cash, net to the holder of any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 20, 2019 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Purchase and other related materials, as it may be amended or supplemented from time to time, the "Offer"), receipt of which is hereby acknowledged, the number of Shares of Osiris Therapeutics, Inc. specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Tender Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to the Expiration Time.

Number of Shares and Certificate No(s)
(if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):	(Include Zip Code)

Area Code and Telephone No.:	(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the U.S. Securities Exchange Act of 1934, as amended, and (ii) within two NASDAQ Stock Market trading days of the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation (defined in Section 3 of the Offer to Purchase) of the Shares tendered hereby into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent's Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal. For purposes of the foregoing, a NASDAQ Stock Market trading day is any day on which the NASDAQ Stock Market is open for business.

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:

(Please type or print)

Title: Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantee)